Exhibit 99.1

NEWS RELEASE

Transcat, Inc.   35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Revenue and Operating Income Growth
for Fiscal 2015 Third Quarter

●	Service segment operating income tripled to $0.6 million on 9.4% revenue growth

●	Distribution segment sales down 2.9% amid competitive market conditions

●	Third quarter consolidated operating income grew 2.6% on 1.8% revenue growth

ROCHESTER, NY, January 26, 2015 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration and compliance services and distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fiscal 2015 third quarter ended December 27, 2014.  Included in the reported results are those of Ulrich Metrology Inc., acquired on August 31, 2014.

Transcat achieved record third quarter revenue of $31.1 million, an increase of 1.8% over the prior-year period, driven by Service segment revenue growth of 9.4%.  Distribution segment sales declined 2.9%.

Lee D. Rudow, President and CEO, commented, “Our Service segment delivered another excellent quarter of strong top-line growth and produced 38% operating leverage.  We are particularly pleased with the early performance of our recent Ulrich acquisition.  Distribution segment operating income continues to be negatively impacted by lower year-over-year vendor rebates; nonetheless, the segment continues to generate significant cash flow to support our growth strategy.  Overall, we continue to execute our long-term growth strategy to expand our calibration and related services business.” Note that operating leverage is defined as the year-over-year change in Service segment operating income divided by the year-over-year change in Service revenue.

Third quarter consolidated gross profit declined $0.1 million to $7.0 million.  A $0.4 million increase in Service segment gross profit was offset by a $0.5 million reduction in Distribution segment gross profit related to lower vendor rebates.  Total operating expenses were down $0.2 million, or 3.1%, primarily from lower performance-based compensation expense.  Consolidated operating income increased to $1.4 million, a 2.6% improvement over the prior fiscal year period.

Third quarter net income was $0.8 million, or $0.11 per diluted share, consistent with the prior fiscal year period.  Adjusted EBITDA increased 5.8% to $2.4 million, over the same quarter of the prior fiscal year period.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

Third Quarter Fiscal 2015 Review (Results are compared with fiscal 2014’s third quarter)

Service Segment Operating Margin Expands on Strong Revenue Growth
The Service segment represents the Company’s accredited calibration and compliance services business (41% of total revenue for the third quarter of fiscal 2015)

●
Service segment revenue increased 9.4%, or $1.1 million, to a record third quarter revenue of $12.6 million. The year-over-year increase was driven by a combination of organic and acquisition-related growth.

●	Service segment gross profit was $3.1 million, a 14.9%, or $0.4 million improvement. Gross margin for the segment improved 110 basis points to 24.5%.

●	Segment operating expenses were $2.5 million, consistent with the third quarter of fiscal 2014.

●	Third quarter segment operating income tripled to $0.6 million over the prior fiscal year period, while segment operating margin expanded 320 basis points to 4.5%.

●
Service segment contribution margin grew 49.3% to $1.5 million, up from $1.0 million in the prior fiscal year period.  Service segment Adjusted EBITDA increased 68.8%, or $0.5 million to $1.2 million. As a percentage of Service segment revenue, Adjusted EBITDA was 9.9%, a 350 basis point expansion. See Note 1 on page 4 for descriptions of these non-GAAP financial measures and pages 9 and 10 for the Adjusted EBITDA Reconciliation table and the contribution margin calculation in the Additional Information – Business Segment Data table.

Distribution Segment Continues Strong Cash Generation
The Distribution segment represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation business (59% of total revenue for the third quarter of fiscal 2015)

●	Distribution sales declined $0.5 million, or 2.9%, to $18.4 million, as increased volume did not fully offset higher discounting.

●
Distribution segment gross profit was $3.9 million, down $0.5 million.  Gross margin was 21.2% compared with 23.4% in the prior fiscal year period.  Lower year-over-year vendor rebates accounted for 190 basis points of the 220 basis point decline.  Vendor rebates tend to fluctuate as target levels are typically established by some vendors using growth rates based on prior-year results.  Competitive pricing strategies, utilized to maintain market share, also negatively impacted segment gross margin.

●
Cost discipline and reduced expenses related to performance-based compensation helped to partially offset the year-over-year decline in segment gross profit, resulting in segment operating income of $0.8 million, a $0.4 million decline from the comparable period in fiscal 2014.

●
Contribution margin for the Distribution segment was $1.9 million compared with $2.5 million in the prior fiscal year period.  Distribution segment Adjusted EBITDA was $1.1 million, down $0.4 million. See Note 1 on page 4 for descriptions of these non-GAAP financial measures and pages 9 and 10 for the Adjusted EBITDA Reconciliation table and contribution margin calculation in the Additional Information – Business Segment Data table.

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

Nine-Month Fiscal 2015 Review (Results are compared with fiscal 2014’s nine-month period, except where indicated)

Total revenue increased 3.6%, or $3.2 million, to $91.3 million.  Consolidated gross profit was $20.6 million, down $0.6 million, or 2.8%.  Gross margin declined 140 basis points to 22.6%, primarily due to $1.4 million of lower Distribution segment vendor rebates, a 150 basis point negative impact to gross margin.

Service Segment:

●
Revenue increased 7.5% to $37.3 million, driven by organic and acquisition-related growth.  On a trailing twelve-month basis, Service segment revenue was $50.8 million, an increase of 8.2% when compared with the corresponding trailing-twelve month period of fiscal 2014.  The Company believes that trailing twelve-month data is more indicative of the long-term progress of the Service segment.

●	Service segment gross margin improved 20 basis points to 24.9%. On a trailing twelve-month basis, Service segment gross margin was up 10 basis points to 26.6%.

Distribution Segment:

●	Sales increased 1.1% to $53.9 million in the first nine months of fiscal 2015.

●	Year-to-date Distribution segment gross margin decreased 270 basis points to 20.9% primarily due to reduced vendor rebates.

Consolidated operating expenses decreased 2.6%, or $0.5 million, to $16.9 million.  As a percentage of total revenue, operating expenses were 18.6%, an improvement over 19.7% in fiscal 2014’s nine-month period.  Operating income was down 3.3%, or $0.1 million, to $3.7 million in the first nine months of fiscal 2015.  Net income was $2.1 million, or $0.30 per diluted share, compared with $2.3 million, or $0.31 per diluted share, in the prior fiscal year period.

Adjusted EBITDA was $6.3 million in the first nine months of fiscal 2015, consistent with the first nine months of fiscal 2014. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Balance Sheet Supports Acquisition Strategy

As of December 27, 2014, the Company had $12.7 million in availability under its secured revolving credit facility.  The Ulrich Metrology acquisition used $6.7 million of available borrowings for acquisitions, leaving $8.3 million available for potential acquisitions for the remainder of fiscal 2015.

Capital expenditures in the first nine months of fiscal 2015 were $2.7 million, up $1.6 million, and were primarily for additional service capabilities and information technology upgrades, including the Company’s new state-of-the-art C3 Metrology Management Software.  The Company expects total capital expenditures to be approximately $3.5 million in fiscal 2015.

Outlook

Mr. Rudow concluded, “We continue to execute our growth strategy and believe we can capitalize on the many opportunities, both organic and acquisition, that exist in the calibration and related services space.  The ongoing capability enhancements we have made within the Service segment continue to drive results and we expect to see augmented growth from the Ulrich acquisition through the remainder of fiscal 2015 and beyond.

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

"We have aligned resources with strategic investments that we believe will deliver long-lasting results.  Investments in our innovative C3 system, as well as the launch of our new e-commerce platform, are two initiatives that have begun to drive new business and, over the long-term, are expected to be solid contributors to our growth.  We also recently relocated our lab in the Los Angeles market to an area rich with healthcare companies, while significantly improving that lab’s capacity and capability.

“While the Distribution business will continue to be very competitive and vendor rebates will negatively impact segment gross margin in the fourth quarter, we do not expect further vendor rebate decline in the next fiscal year.”

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, January 27, 2015 at 11:00 a.m. ET.  Management will review the financial and operating results for the quarter and year to date period, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation which will be available at www.transcat.com/investor-relations.

The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET the day of the call through Tuesday, February 3, 2015.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13597676.  Alternatively, the archive can be heard on the Company’s website at www.transcat.com/investor-relations.  A transcript will also be posted to the website, once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, other income and expenses, and non-cash stock compensation expense), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission.  As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See the attached Adjusted EBITDA Reconciliation table on page 9.

Contribution margin, a non-GAAP financial measure, consists of gross profit less selling, marketing and warehouse expenses.  We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses.  Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses.  Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss).  For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit in the Additional Information – Business Segment Data tables on pages 10 and 11.

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration and compliance services including analytical instrument qualifications, equipment and process validation.  The Company is focused on providing best-in-class calibration analytics to highly regulated industries, particularly healthcare, which includes companies in pharmaceuticals, medical devices and bioscience.  With 18 strategically-located centers of excellence in the United States, Canada and Puerto Rico, Transcat performs over 200,000 specialized technical services annually.  The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry. Transcat also answers the call with cGMP, GLP, and GXP compliant services.

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation, marketing more than 100,000 premier and propriety brand instruments to nearly 30,000 customers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found on its website at: Transcat.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions that often are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, growth strategy, potential acquisitions, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements.  Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer
Phone: (585) 352-7777
Email:  jzimmer@transcat.com
-OR-
Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

TRANSCAT, INC.
 CONSOLIDATED STATEMENTS OF INCOME
 (In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 27,	December 28,	December 27,	December 28,
	2014	2013	2014	2013

Service Revenue	$12,603	$11,516	$37,336	$34,727
Distribution Sales	18,449	18,997	53,946	53,378
Total Revenue	31,052	30,513	91,282	88,105

Cost of Service Revenue	9,513	8,826	28,037	26,133
Cost of Distribution Sales	14,545	14,549	42,656	40,799
Total Cost of Revenue	24,058	23,375	70,693	66,932

Gross Profit	6,994	7,138	20,589	21,173

Selling, Marketing and Warehouse Expenses	3,602	3,678	10,506	10,674
Administrative Expenses	2,015	2,118	6,431	6,724
Total Operating Expenses	5,617	5,796	16,937	17,398

Operating Income	1,377	1,342	3,652	3,775

Interest and Other Expense, net	83	85	266	157

Income Before Income Taxes	1,294	1,257	3,386	3,618
Provision for Income Taxes	481	469	1,269	1,338

Net Income	$813	$788	$2,117	$2,280

Basic Earnings Per Share	$0.12	$0.11	$0.31	$0.32
Average Shares Outstanding	6,823	6,856	6,788	7,192

Diluted Earnings Per Share	$0.11	$0.11	$0.30	$0.31
Average Shares Outstanding	7,081	7,125	7,061	7,421

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	December 27,	March 29,
	2014	2014
ASSETS
Current Assets:
Cash	$19	$23
Accounts Receivable, less allowance for doubtful accounts of $133
and $82 as of December 27, 2014 and March 29, 2014, respectively	15,296	15,663
Other Receivables	847	1,088
Inventory, net	7,222	6,181
Prepaid Expenses and Other Current Assets	1,565	1,180
Deferred Tax Asset	1,034	1,396
Total Current Assets	25,983	25,531
Property and Equipment, net	8,876	7,089
Goodwill	20,991	17,384
Intangible Assets, net	4,035	2,651
Other Assets	1,475	1,219
Total Assets	$61,360	$53,874

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$7,184	$7,132
Accrued Compensation and Other Liabilities	3,629	5,690
Income Taxes Payable	-	1,035
Total Current Liabilities	10,813	13,857
Long-Term Debt	14,837	7,593
Deferred Tax Liability	1,106	607
Other Liabilities	1,952	1,734
Total Liabilities	28,708	23,791

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
6,827,103 and 6,716,350 shares issued and outstanding
as of December 27, 2014 and March 29, 2014, respectively	3,414	3,358
Capital in Excess of Par Value	12,173	11,387
Accumulated Other Comprehensive Income	220	567
Retained Earnings	16,845	14,771
Total Shareholders' Equity	32,652	30,083
Total Liabilities and Shareholders' Equity	$61,360	$53,874

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

TRANSCAT, INC.
 CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Nine Months Ended
	December 27,	December 28,
	2014	2013
Cash Flows from Operating Activities:
Net Income	$2,117	$2,280
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Loss (Gain) on Disposal of Property and Equipment	4	(31)
Deferred Income Taxes	152	(157)
Depreciation and Amortization	2,268	2,231
Provision for Accounts Receivable and Inventory Reserves	79	122
Stock-Based Compensation Expense	474	400
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	916	(12)
Inventory	(1,059)	(827)
Prepaid Expenses and Other Assets	(950)	(572)
Accounts Payable	77	(163)
Accrued Compensation and Other Liabilities	(1,953)	1,347
Income Taxes Payable	(906)	(466)
Net Cash Provided by Operating Activities	1,219	4,152

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(2,709)	(1,158)
Proceeds from Sale of Property and Equipment	46	243
Business Acquisition, net of cash acquired	(6,681)	-
Net Cash Used in Investing Activities	(9,344)	(915)

Cash Flows from Financing Activities:
Proceeds from Revolving Line of Credit, net	7,244	2,592
Issuance of Common Stock	396	166
Repurchase of Common Stock	(71)	(6,425)
Excess Tax Benefits Related to Stock-Based Compensation	-	1
Net Cash Provided by (Used in) Financing Activities	7,569	(3,666)

Effect of Exchange Rate Changes on Cash	552	188

Net Decrease in Cash	(4)	(241)
Cash at Beginning of Period	23	406
Cash at End of Period	$19	$165

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

			FY2015

	Q1	Q2	Q3	Q4	YTD
Net Income	$445	$859	$813		$2,117
+ Interest Expense	31	47	77		155
+ Other Expense / (Income)	14	91	6		111
+ Tax Provision	269	519	481		1,269
Operating Income	$759	$1,516	$1,377	$-	$3,652
+ Depreciation & Amortization	624	747	897		2,268
+ Other (Expense) / Income	(14)	(91)	(6)		(111)
+ Noncash Stock Compensation	155	234	85		474
Adjusted EBITDA	$1,524	$2,406	$2,353	$-	$6,283

Segment Breakdown

Service Operating Income	$267	$665	$562		$1,494
+ Depreciation & Amortization	488	577	676		1,741
+ Other (Expense) / Income	(15)	(85)	(33)		(133)
+ Noncash Stock Compensation	72	103	39		214
Service Adjusted EBITDA	$812	$1,260	$1,244	$-	$3,316

Distribution Operating Income	$492	$851	$815		$2,158
+ Depreciation & Amortization	136	170	221		527
+ Other (Expense) / Income	1	(6)	27		22
+ Noncash Stock Compensation	83	131	46		260
Distribution Adjusted EBITDA	$712	$1,146	$1,109	$-	$2,967

			FY2014

	Q1	Q2	Q3	Q4	YTD
Net Income	$721	$771	$788	$1,704	$3,984
+ Interest Expense	26	25	34	45	130
+ Other Expense / (Income)	(22)	43	51	57	129
+ Tax Provision	427	442	469	1,124	2,462
Operating Income	$1,152	$1,281	$1,342	$2,930	$6,705
+ Depreciation & Amortization	729	711	791	714	2,945
+ Other (Expense) / Income	22	(43)	(51)	(57)	(129)
+ Noncash Stock Compensation	113	144	143	127	527
Adjusted EBITDA	$2,016	$2,093	$2,225	$3,714	$10,048

Segment Breakdown

Service Operating Income	$461	$260	$151	$1,507	$2,379
+ Depreciation & Amortization	555	521	555	513	2,144
+ Other (Expense) / Income	(14)	(42)	(32)	(53)	(141)
+ Noncash Stock Compensation	52	63	63	52	230
Service Adjusted EBITDA	$1,054	$802	$737	$2,019	$4,612

Distribution Operating Income	$691	$1,021	$1,191	$1,423	$4,326
+ Depreciation & Amortization	174	190	236	201	801
+ Other (Expense) / Income	36	(1)	(19)	(4)	12
+ Noncash Stock Compensation	61	81	80	75	297
Distribution Adjusted EBITDA	$962	$1,291	$1,488	$1,695	$5,436

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

TRANSCAT, INC.
 Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2015 Q3	FY 2014 Q3	$	%
Service Revenue	$12,603	$11,516	$1,087	9.4%
Cost of Revenue	$9,513	$8,826	$687	7.8%
Gross Profit	$3,090	$2,690	$400	14.9%
Gross Margin	24.5%	23.4%

Selling, Marketing & Warehouse Expenses	$1,636	$1,716	$(80)	(4.7%)
Contribution Margin	$1,454	$974	$480	49.3%
% of Revenue	11.5%	8.5%

Administrative Expenses	$892	$823	$69	8.4%
Operating Income	$562	$151	$411	272.2%
% of Revenue	4.5%	1.3%

			Change
DISTRIBUTION	FY 2015 Q3	FY 2014 Q3	$	%
Distribution Sales	$18,449	$18,997	$(548)	(2.9%)
Cost of Sales	$14,545	$14,549	$(4)	(0.0%)
Gross Profit	$3,904	$4,448	$(544)	(12.2%)
Gross Margin	21.2%	23.4%

Selling, Marketing & Warehouse Expenses	$1,966	$1,962	$4	0.2%
Contribution Margin	$1,938	$2,486	$(548)	(22.0%)
% of Sales	10.5%	13.1%

Administrative Expenses	$1,123	$1,295	$(172)	(13.3%)
Operating Income	$815	$1,191	$(376)	(31.6%)
% of Sales	4.4%	6.3%

			Change
TOTAL	FY 2015 Q3	FY 2014 Q3	$	%
Total Revenue	$31,052	$30,513	$539	1.8%
Total Cost of Revenue	$24,058	$23,375	$683	2.9%
Gross Profit	$6,994	$7,138	$(144)	(2.0%)
Gross Margin	22.5%	23.4%

Selling, Marketing & Warehouse Expenses	$3,602	$3,678	$(76)	(2.1%)
Contribution Margin	$3,392	$3,460	$(68)	(2.0%)
% of Revenue	10.9%	11.3%

Administrative Expenses	$2,015	$2,118	$(103)	(4.9%)
Operating Income	$1,377	$1,342	$35	2.6%
% of Revenue	4.4%	4.4%

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

TRANSCAT, INC.
 Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2015 YTD	FY 2014 YTD	$	%
Service Revenue	$37,336	$34,727	$2,609	7.5%
Cost of Revenue	$28,037	$26,133	$1,904	7.3%
Gross Profit	$9,299	$8,594	$705	8.2%
Gross Margin	24.9%	24.7%

Selling, Marketing & Warehouse Expenses	$4,932	$5,034	$(102)	(2.0%)
Contribution Margin	$4,367	$3,560	$807	22.7%
% of Revenue	11.7%	10.3%

Administrative Expenses	$2,873	$2,688	$185	6.9%
Operating Income	$1,494	$872	$622	71.3%
% of Revenue	4.0%	2.5%

			Change
DISTRIBUTION	FY 2015 YTD	FY 2014 YTD	$	%
Distribution Sales	$53,946	$53,378	$568	1.1%
Cost of Sales	$42,656	$40,799	$1,857	4.6%
Gross Profit	$11,290	$12,579	$(1,289)	(10.2%)
Gross Margin	20.9%	23.6%

Selling, Marketing & Warehouse Expenses	$5,574	$5,640	$(66)	(1.2%)
Contribution Margin	$5,716	$6,939	$(1,223)	(17.6%)
% of Sales	10.6%	13.0%

Administrative Expenses	$3,558	$4,036	$(478)	(11.8%)
Operating Income	$2,158	$2,903	$(745)	(25.7%)
% of Sales	4.0%	5.4%

			Change
TOTAL	FY 2015 YTD	FY 2014 YTD	$	%
Total Revenue	$91,282	$88,105	$3,177	3.6%
Total Cost of Revenue	$70,693	$66,932	$3,761	5.6%
Gross Profit	$20,589	$21,173	$(584)	(2.8%)
Gross Margin	22.6%	24.0%

Selling, Marketing & Warehouse Expenses	$10,506	$10,674	$(168)	(1.6%)
Contribution Margin	$10,083	$10,499	$(416)	(4.0%)
% of Revenue	11.0%	11.9%

Administrative Expenses	$6,431	$6,724	$(293)	(4.4%)
Operating Income	$3,652	$3,775	$(123)	(3.3%)
% of Revenue	4.0%	4.3%

Transcat Reports Revenue and Operating Income Growth for Fiscal 2015 Third Quarter
January 26, 2015

DISTRIBUTION SALES PER BUSINESS DAY
(Dollars in thousands)
(Unaudited)

			Change
	FY 2015 Q3	FY 2014 Q3	$		%
Distribution Sales	$18,449	$18,997		$(548)	(2.9%)
Business Days	61	61
Sales Per Business Day	$302	$311		$(9)	(2.9%)

			Change
	FY 2015 YTD	FY 2014 YTD	$		%
Distribution Sales	$53,946	$53,378		$568	1.1%
Business Days	187	187
Sales Per Business Day	$288	$285		$3	1.1%